UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2013

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 16, 2013, the Board of Directors of ConAgra Foods, Inc. (the "Company") authorized a restructuring and integration plan related to the ongoing integration of the recently acquired operations of Ralcorp Holdings, Inc. ("Ralcorp"). The plan is expected to include steps to, among other things, improve operational effectiveness and reduce costs, integrate headquarter functions across the organization, and optimize manufacturing assets, as a result of which the Company expects to incur material charges for exit and disposal activities under generally accepted accounting principles.

At the time of the acquisition of Ralcorp, the Company anticipated that it would need to take restructuring actions in integrating Ralcorp and since that time has been evaluating, and continues to evaluate, such actions. Accordingly, the Company is currently unable, in good faith, to make a determination of an estimate of the total amount or range of amounts for each major type of cost expected to be incurred in connection with the plan, an estimate of the total amount or range of amounts expected to be incurred in connection with the plan, or an estimate of the amount or range of amounts of the charges that will result in future cash expenditures. The Company is also currently unable to determine the duration of the plan, but expects that the plan will be implemented over a multi-year period. The Company will file an amendment to this Current Report on Form 8-K after it makes a determination of such estimates or range of estimates and duration. The Company intends to treat charges related to the plan as items impacting comparability of results and the charges will therefore not impact the Company’s previously communicated annual or long-term financial guidance.

Note on Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp and ConAgra Foods’ ability to promptly and effectively integrate the business of Ralcorp; ConAgra Foods’ ability to consummate, and the timing to consummate, a potential joint venture combining the flour milling businesses of ConAgra Foods, Cargill and CHS; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the potential joint venture among ConAgra Foods, Cargill and CHS; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions related to the potential joint venture; expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the joint venture; availability and prices of raw materials, including any negative effects caused by inflation or adverse weather conditions; the effectiveness of ConAgra Foods’ product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ innovation, marketing, including increased marketing investments, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; ConAgra Foods’ success in efficiently and effectively integrating its acquisitions; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock, if any; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this Form 8-K to reflect future events or circumstances or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

May 21, 2013	By:	Colleen Batcheler

Name: Colleen Batcheler
Title: EVP, General Counsel and Corporate Secretary